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                                                            EXHIBIT 5.1


                                                            December 14, 2000


SigmaTron International, Inc.
2201 Landmeier Road
Elk Grove Village, Illinois 60007


Ladies & Gentlemen:

         We have acted as counsel for SigmaTron International, Inc. (the "Company") in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and proposed registration of 500,000 shares of the Company's common stock, $.01 par value ("Common Stock"), under the terms of the Company's 2000 Directors' Stock Option Plan and 2000 Employee Stock Option Plan (the "Stock Purchase Plans"), described in the Registration Statement.

         In arriving at this opinion, we have examined the Company's Articles of Incorporation, its Bylaws, the records of the corporate proceedings of the Company authorizing the issuance and sale of the shares of Common Stock covered by the Registration Statement, the Stock Purchase Plans and such other instruments and documents as we have deemed appropriate.

         Based upon the foregoing, we are of the opinion that said shares of Common Stock are duly authorized, and upon delivery of same to the participants under the Stock Purchase Plans against payment therefor upon the terms set forth in the Stock Purchase Plans, said shares of Common Stock will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in such Registration Statement.


                                              Very truly yours,


                                              D'ANCONA & PFLAUM LLC


                                              By: /s/ Arthur Don
                                                  ------------------------------
                                                         Arthur Don, a Member



LD/SC/AD



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